EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Radio One, Inc. of our report dated March 8, 2005, with respect to the consolidated financial statements and schedule of Radio One, Inc., Radio One, Inc. management’s assessment of the internal control over financial reporting, and the effectiveness of internal control over financial reporting of Radio One, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2004.

Registration Statements on Form S-3

File Number	Date Filed
333-47762	October 11, 2000
333-58436	April 6, 2001
333-81622	January 29, 2002

Registration Statements on Form S-8

Name	File Number	Date Filed
1999 Stock Option and Restricted Stock Plan	333-78123	May 10, 1999
1999 Stock Option and Restricted Stock Plan	333-42342	July 27, 2000
1999 Stock Option and Restricted Stock Plan	333-62718	June 11, 2001
1999 Stock Option and Restricted Stock Plan	333-100711	October 24, 2002
Amended and Restated 1999 Stock Option and Restricted Stock Plan	333-116805	June 24, 2004

Amended and Restated Employment Agreement Between Radio One, Inc. and Scott R. Royster dated October 18, 2000 and Amended and Restated Employment Agreement Between Radio One, Inc. and Linda J. Eckard Vilardo dated October 31, 2000

	333-121726	December 29, 2004

Registration Statement on Form S-4

File Number	Date Filed
333-65278	July 17, 2001

/s/ ERNST & YOUNG LLP

McLean, Virginia

March 18, 2005